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Exhibit 10.30

AMENDED AND RESTATED SECURITY AGREEMENT

        THIS AMENDED AND RESTATED SECURITY AGREEMENT, dated as of                        , 2003, is made and given by LECG HOLDING COMPANY, LLC, a limited liability company organized under the laws of the State of California (the "Grantor"), to U.S. BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the banks (the "Banks") from time to time party to the Credit Agreement defined below (the "Secured Party").

RECITALS

        A.    LECG, LLC (the "Borrower"), the Secured Party, the Banks and LaSalle Bank National Association, as documentation agent for the Banks have entered into an Amended and Restated Credit Agreement dated concurrently herewith (as the same has been and may hereafter be amended, supplemented, extended, restated, or otherwise modified from time to time, the "Credit Agreement") pursuant to which the Banks have agreed to extend to the Grantor certain credit accommodations consisting of certain revolving loans and term loans.

        B.    The Grantor has made and given to the Secured Party and the Banks its Guaranty dated concurrently herewith (as amended, restated or otherwise modified from time to time, the "Guaranty") whereunder, among other things, the Guarantor has absolutely and unconditionally guarantied all of the Borrower's obligations under the Credit Agreement.

        C.    The Grantor and certain other parties have executed and delivered to the Secured Party a Collateral Agreement dated as of September 29, 2000 (the "Existing Security Agreement"). As to the Grantor, this Agreement amends and restates the Existing Security Agreement in its entirety.

        D.    It is a condition precedent to the obligation of the Banks to extend or continue credit accommodations pursuant to the terms of the Credit Agreement that this Agreement be executed and delivered by the Grantor.

        E.    The Grantor finds it advantageous, desirable and in its best interests to comply with the requirement that it execute and deliver this Security Agreement to the Secured Party.

        NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to enter into the Credit Agreement and to extend credit accommodations to the Borrower thereunder, the Grantor hereby agrees with the Secured Party for itself and for the Banks' benefit as follows:

        Section 1.    Defined Terms.

        1(a) As used in this Agreement, the following terms shall have the meanings indicated:

          "Account" means a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated, sponsored, licensed or authorized by a State or governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State. The term includes health-care insurance receivables.

          "Account Debtor" shall mean a Person who is obligated on or under any Account, Chattel Paper, Instrument or General Intangible.

          "Borrower" shall have the meaning given to such term in Recital A hereof.

          "Chattel Paper" shall mean a record or records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods.

          "Collateral" shall mean all property and rights in property now owned or hereafter at any time acquired by the Grantor in or upon which a Security Interest is granted to the Secured Party by the Grantor under this Agreement.

          "Control" shall have the meaning given to such term in Section 8-106 of the Uniform Commercial Code in effect in the State of Minnesota as of the date of this Agreement.

          "Deposit Account" shall mean any demand, time, savings and passbook, or similar accounts maintained with any bank.

          "Document" shall mean a document of title or a warehouse receipt.

          "Equipment" shall mean all machinery, equipment, motor vehicles, furniture, furnishings and fixtures, including all accessions, accessories and attachments thereto, and any guaranties, warranties, indemnities and other agreements of manufacturers, vendors and others with respect to such Equipment.

          "Equity Interests" shall mean all shares, interests, participation or other equivalents, however designated, of or in a corporation, a limited liability company, a general partnership, a limited liability partnership or a limited partnership, whether or not voting, including but not limited to common stock, member interests, warrants, partnership interests, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

          "Event of Default" shall have the meaning given to such term in Section 21 hereof.

          "Financing Statement" shall have the meaning given to such term in Section 4 hereof.

          "Foreign Subsidiary" shall mean any corporation that is a foreign corporation, as defined in Section 7701(a)(5) of the Internal Revenue Code of 1986, more than 50 percent of (i) the total combined voting power of all classes of stock of such corporation entitled to vote, or (ii) the total value of the stock of such corporation, is directly or indirectly owned by the Borrower.

          "Fixtures" shall mean goods that have become so related to particular real property that an interest in them arises under real property law.

          "General Intangibles" shall mean any personal property (other than goods, Accounts, Chattel Paper, Deposit Accounts, Documents, Instruments, Investment Property, Letter of Credit Rights and money) including things in action, contract rights, payment intangibles, software, corporate and other business records, limited liability company interests, partnership interests, inventions, designs, patents, patent applications, service marks, trademarks, tradenames, trade secrets, internet domain names, engineering drawings, good will, registrations, copyrights, licenses, franchises, customer lists, tax refund claims, royalties, licensing and product rights, rights to the retrieval from third parties of electronically processed and recorded data and all rights to payment resulting from an order of any court.

          "Guaranty" shall have the meaning given to such term in Recital B hereof.

          "Initial Pledged Collateral" shall mean the Pledged Equity Interests and the Pledged Debt.

          "Instrument" shall mean a negotiable instrument or any other writing which evidences a right to the payment of a monetary obligation and is not itself a security agreement or lease and is of a type which is transferred in the ordinary course of business by delivery with any necessary endorsement or assignment.

          "Inventory" shall mean goods, other than farm products, which are leased by a person as lessor, are held by a person for sale or lease or to be furnished under a contract of service, are furnished by a person under a contract of service, or consist of raw materials, work in process, or materials used or consumed in a business or incorporated or consumed in the production of any of the foregoing and supplies, in each case wherever the same shall be located, whether in transit, on consignment, in retail outlets, warehouses, terminals or otherwise, and all property the sale, lease or other disposition of which has given rise to an Account and which has been returned to the Grantor or repossessed by the Grantor or stopped in transit.

          "Investment Property" shall mean a security, whether certificated or uncertificated, a security entitlement, a securities account and all financial assets therein, a commodity contract or a commodity account.

          "Letter of Credit Right" shall mean a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

          "Lien" shall mean any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of the lessors under capitalized leases), in, of or on any assets or properties of the Person referred to.

          "Obligations" shall mean (a) all indebtedness, liabilities and obligations of the Grantor to the Banks or the Secured Party of every kind, nature or description under the Guaranty, (b) all liabilities of the Grantor under this Agreement, and (c) in all of the foregoing cases whether due or to become due, and whether now existing or hereafter arising or incurred.

          "Person" shall mean any individual, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

          "Pledged Collateral" shall mean collectively (a) the Initial Pledged Collateral and the certificates and instruments representing the Initial Pledged Collateral, and all dividends, interest, principal, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Collateral, (b) all additional shares of stock, member interests, partnership interests and debt of any issuer of or obligor upon the Initial Pledged Collateral from time to time acquired by the Grantor in any manner, and the certificates and instruments representing such additional shares, member interest, partnership interests and debt, and all dividends, interest, principal, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, member interests, partnership interests and debt, and (c) any and all collateral security now or hereafter securing all or any items of the Pledged Debt or securing all or any items of any additional debt described in clause (c) above (including after-acquired security), and agreements granting such security (the "Related Collateral"), and all rights, remedies, powers and privileges of the Grantor under all of the foregoing.

          "Pledged Debt" shall mean the indebtedness described in Schedule I hereto and issued by the obligors named therein.

          "Pledged Equity Interests" shall mean the Equity Interests, if any, described in Schedule I hereto issued by the corporations, limited liability companies and partnerships named therein, including (a) the Grantor's capital account, if any, relating to the issuers of such Equity Interests, (b) the entire economic and voting interest of the Grantor as a shareholder, member of partner, as applicable in the issuers of such Equity Interest and (c) the Grantor's interest in the organizational documents of the issuers of such Equity Interests.

          "Related Collateral" shall have the meaning given to such term in the definition of "Pledged Collateral" herein.

          "Securities Account" shall have the meaning given to such term in Section 8-501 the Uniform Commercial Code in effect in the State of Minnesota as of the date of this Agreement.

          "Security Interest" shall have the meaning given such term in Section 2 hereof.

        1(b) All other terms used in this Agreement which are not specifically defined herein shall have the meaning assigned to such terms in Article 9 of the Uniform Commercial Code as adopted in the State of Minnesota.

        1(c) Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular, the plural and "or" has the inclusive meaning represented by the phrase "and/or." The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections are references to Sections in this Security Agreement unless otherwise provided.

        Section 2.    Grant of Security Interest.    As security for the payment and performance of all of the Obligations, the Grantor hereby grants to the Secured Party for itself and for the benefit of the Banks a security interest (the "Security Interest") in all of the Grantor's right, title, and interest in and to the following, whether now or hereafter owned, existing, arising or acquired and wherever located:

        2(a) All Accounts.

        2(b) All Chattel Paper.

        2(c) All Deposit Accounts

        2(d) All Documents.

        2(e) All Equipment.

        2(f)  All Fixtures.

        2(g) All General Intangibles.

        2(h) All Instruments.

        2(i)  All Inventory.

        2(j)  All Investment Property.

        2(k) All Letter of Credit Rights.

        2(l)  All Pledged Collateral.

        2(k) To the extent not otherwise included in the foregoing, all other rights to the payment of money, including rents and other sums payable to the Grantor under leases, rental agreements and other Chattel Paper; all books, correspondence, credit files, records, invoices, bills of lading, and other documents relating to any of the foregoing, including, without limitation, all tapes, cards, disks, computer software, computer runs, and other papers and documents in the possession or control of the Grantor or any computer bureau from time to time acting for the Grantor; all rights in, to and under all policies insuring the life of any officer, director, stockholder, manager, member or employee of the Grantor, the proceeds of which are payable to the Grantor; all accessions and additions to, parts and appurtenances of, substitutions for and replacements of any of the foregoing; and all proceeds (including insurance proceeds) and products thereof.

        Notwithstanding anything herein to the contrary, in no event shall the Security Interest attach to, or the terms "Collateral" or "Pledged Collateral" be deemed to include, any of the outstanding Equity Interests in a Foreign Subsidiary (a) in excess of 65% of the voting power of all classes of Equity Interests of such Foreign Subsidiary entitled to vote in the election of directors or other similar body of such Foreign Subsidiary or (b) to the extent that the pledge thereof is prohibited by the laws of the jurisdiction of such Foreign Subsidiary's organization.

        Section 3.    Grantor Remains Liable.    Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the Accounts, Chattel Paper, General Intangibles and other items included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the Accounts and any items included in the Collateral, and (c) the Secured Party shall have no obligation or liability under Accounts, Chattel Paper, General Intangibles and other items included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

        Section 4.    Title to Collateral.    The Grantor has (or will have at the time it acquires rights in Collateral hereafter acquired or arising) and will maintain so long as the Security Interest may remain outstanding, title to each item of Collateral (including the proceeds and products thereof), free and clear of all Liens except the Security Interest and except Liens permitted by the Credit Agreement. The Grantor will not license any Collateral. The Grantor will defend the Collateral against all claims or demands of all Persons (other than the Secured Party and Persons holding Liens permitted by the Credit Agreement) claiming the Collateral or any interest therein. As of the date of execution of this Security Agreement, no effective financing statement or other similar document used to perfect and preserve a security interest under the laws of any jurisdiction (a "Financing Statement") covering all or any part of the Collateral is on file in any recording office, except such as may have been filed (a) in favor of the Secured Party relating to this Agreement, or (b) to perfect Liens permitted by the Credit Agreement.

        Section 5.    Disposition of Collateral.    The Grantor will not sell, lease or otherwise dispose of, or discount or factor with or without recourse, any Collateral, except sales of items of Inventory in the ordinary course of business and except as otherwise permitted by the Credit Agreement.

        Section 6.    Delivery of Pledged Collateral.    All certificates and instruments representing or evidencing the Pledged Collateral shall be delivered to the Secured Party contemporaneously with the execution of this Agreement, but only to the extent that such certificates and instruments exist. All certificates and instruments representing or evidencing Pledged Collateral received by the Grantor after the execution of this Agreement shall be delivered to the Secured Party promptly upon the Grantor's receipt thereof. All such certificates and instruments shall be held by or on behalf of the Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party.    The Secured Party shall have the right at any time, whether before or after an Event of Default, to cause any or all of the Pledged Equity Interests to be transferred of record into the name of the Secured Party or its nominee (but subject to the rights of the Grantor under Section 8) and to exchange certificates representing or evidencing Pledged Equity Interests for certificates of smaller or larger denominations.

        Section 7.    Certain Warranties and Covenants.    The Grantor makes the following warranties and covenants:

        (a)   The Pledged Equity Interests have been duly authorized and validly issued by the issuer thereof and are fully paid and non-assessable. The Pledged Debt has been duly authorized, issued and delivered and is the legal, valid and binding obligation of the obligors thereof, and is not in default. The certificates and instruments, as applicable, representing the Pledged Collateral are genuine. Except as may be provided by the law of the jurisdiction in which a Foreign Subsidiary is organized, the Pledged Collateral is not subject to any offset or similar right or claim of the issuers thereof.

        (b)   The Pledged Equity Interests constitute the percentage of the issued and outstanding ownership interests of the respective issuers thereof indicated on Schedule I (if any such percentage is so indicated).

        (c)   The Pledged Debt constitutes all of the outstanding indebtedness for money borrowed or for the deferred purchase price of property (other than accounts payable on ordinary trade terms) of the respective obligors thereof owed to the Grantor and is outstanding in the principal amount indicated on Schedule I.

        (d)   The Grantor shall not forgive, cancel, subordinate, compromise, modify, amend or extend the time for payment of, or waive any default under, any of the Pledged Debt, or modify or amend, or waive any default under any agreement with respect to the Related Collateral, or consent to or acquiesce in any of the foregoing, without in each case the prior written consent of the Secured Party.

        (e)   None of the Pledged Collateral (i) shall be deposited in, credited to or otherwise subject to any Securities Account, except a Securities Account subject to the Control of the Secured Party, or (ii) shall be subject to the Control or any Person other than the Bank.

        (f)    The Grantor will (i) cause each issuer of the Pledged Equity Interests that it controls not to issue any Equity Interests in addition to or in substitution for the Pledged Shares issued by such issuer, except to the Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests of each issuer of the Pledged Equity Interests that are issued to the Grantor.

        Section 8.    Voting Rights; Dividends; Distributions, Etc.

        (a)    Subject to paragraph (d) of this Section 8, the Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Equity Interests or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that the Grantor shall not exercise or refrain from exercising any such right if such action could reasonably be expected to have a material adverse effect on the value of the Pledged Collateral or any material part thereof.

        (b)    Subject to paragraph (e) of this Section 8, the Grantor shall be entitled to receive, retain, and use in any manner not prohibited by the Credit Agreement any and all principal, interest, dividends and other distributions paid in respect of the Pledged Collateral; provided, however, that any and all

  i.
  principal, interest, dividends and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

  ii.
  dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

  iii.
  cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral (other than the Pledged Debt),

  shall be, and shall be forthwith delivered to the Secured Party to hold as, Pledged Collateral and shall, if received by the Grantor, be received in trust for the benefit of the Secured Party, be segregated from the other property or funds of the Grantor, and be forthwith delivered to the Secured Party as Pledged Collateral in the same form as so received (with any necessary indorsement or assignment). The Grantor shall, upon request by the Secured Party, promptly execute all such documents and do all such acts as may be necessary or desirable to give effect to the provisions of this Section 8(b).

        (c)   The Secured Party shall execute and deliver (or cause to be executed and delivered) to the Grantor all such proxies and other instruments as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to Section 8(a) hereof and to receive the principal, interest, dividends and other distributions it is authorized to receive and retain pursuant to Section 8(b) hereof.

        (d)   Upon the occurrence and during the continuance of any Event of Default, the Secured Party shall have the right in its sole discretion, and the Grantor shall execute and deliver all such proxies and other instruments as may be necessary or appropriate to give effect to such right, to terminate all rights of the Grantor to exercise or refrain from exercising the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 8(a) hereof, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights; provided, however, that the Secured Party shall not be deemed to possess or have control over any voting rights with respect to any Pledged Collateral unless and until the Secured Party has given written notice to the Grantor that any further exercise of such voting rights by the Grantor is prohibited and that the Secured Party and/or its assigns will henceforth exercise such voting rights; and provided, further, that neither the registration of any item of Pledged Collateral in the Secured Party's name nor the exercise of any voting rights with respect thereto shall be deemed to constitute a retention by the Secured Party of any such Collateral in satisfaction of the Obligations or any part thereof.

        (e)   Upon the occurrence and during the continuance of any Event of Default:

  i.
  all rights of the Grantor to receive the principal, interest, dividends and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 8(b) hereof shall cease, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to receive and hold such property as Pledged Collateral, and

  ii.
  all payments of principal, interest, dividends and other distributions that are received by the Grantor contrary to the provisions of paragraph (i) of this Section 8(e) shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Secured Party as Pledged Collateral in the same form as so received (with any necessary indorsement).

        Section 9.    Names, Offices, Locations, Jurisdiction of Organization.    The Grantor's legal name (as set forth in its constituent documents filed with the appropriate governmental official or agency) is as set forth in the opening paragraph hereof. The jurisdiction of organization of the Grantor is the state of indicated in the Preamble hereof and the organizational number of the Grantor is indicated on the signature page hereof. The Grantor will from time to time at the request of the Secured Party provide the Secured Party with current good standing certificates and/or state-certified constituent documents from the appropriate governmental officials. The chief place of business and chief executive office of Grantor are located at its address set forth on the signature page hereof. The Grantor will not relocate any item of Collateral into any jurisdiction in which an additional Financing Statement would be required to be filed to maintain the Secured Party's perfection in such Collateral. The Grantor will not change its name, the location of its chief place of business and chief executive office or its corporate structure (including without limitation, its jurisdiction of organization) unless the Secured Party has been given at least 30 days prior written notice thereof and the Grantor has executed and delivered to the Secured Party such Financing Statements and other instruments required or appropriate to continue the perfection of the Security Interest.

        Section 10.    Rights to Payment.    Except as the Grantor may otherwise advise the Secured Party in writing, each Account, Chattel Paper, Document, General Intangible and Instrument constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation of the Account Debtor or other obligor named therein or in the Grantor's records pertaining thereto as being obligated to pay or perform such obligation. Without the Secured Party's prior written consent, the Grantor will not agree to any modifications, amendments, subordinations, cancellations or terminations of the obligations of any such Account Debtors or other obligors except in the ordinary course of business. The Grantor will perform and comply in all material respects with all its obligations under any items included in the Collateral and exercise promptly and diligently its rights thereunder.

        Section 11.    Further Assurances; Attorney-in-Fact.

        (a)   The Grantor agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Secured Party may reasonably request, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral (but any failure to request or assure that the Grantor execute and deliver such instrument or documents or to take such action shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interest, regardless of whether any such item was or was not executed and delivered or action taken in a similar context or on a prior occasion). Without limiting the generality of the foregoing, the Grantor will, promptly and from time to time at the request of the Secured Party: (i) execute and file such Financing Statements or continuation statements in respect thereof, or amendments thereto, and such other instruments or notices (including fixture filings with any necessary legal descriptions as to any goods included in the Collateral which the Secured Party determines might be deemed to be fixtures, and instruments and notices with respect to vehicle titles), as may be necessary or desirable, or as the Secured Party may request, in order to perfect, preserve, and enhance the Security Interest granted or purported to be granted hereby; (ii) obtain from any bailee holding any item of Collateral an acknowledgement, in form satisfactory to the Secured Party that such bailee holds such collateral for the benefit of the Secured Party; (iii) obtain from any securities intermediary, or other party holding any item of Collateral, control agreements in form satisfactory to the Secured Party (iv) and deliver and pledge to the Secured Party, all Instruments and Documents, duly indorsed or accompanied by duly executed instruments of transfer or assignment, with full recourse to the Grantor, all in form and substance satisfactory to the Secured Party; (v) obtain waivers, in form satisfactory to the Secured Party, of any claim to any Collateral from any landlords or mortgagees of any property where any Inventory or Equipment is located.

        (b)   The Grantor hereby authorizes the Secured Party to file one or more Financing Statements or continuation statements in respect thereof, and amendments thereto, relating to all or any part of the Collateral without the signature of the Grantor where permitted by law. The Grantor irrevocably waives any right to notice of any such filing. A photocopy or other reproduction of this Agreement or any Financing Statement covering the Collateral or any part thereof shall be sufficient as a Financing Statement where permitted by law.

        (c)   The Grantor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Secured Party.

        (d)   In furtherance, and not in limitation, of the other rights, powers and remedies granted to the Secured Party in this Agreement, the Grantor hereby appoints the Secured Party the Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in the Secured Party's good faith discretion, to take any action (including the right to collect on any Collateral) and to execute any instrument that the Secured Party may reasonably believe is necessary or advisable to accomplish the purposes of this Agreement, in a manner consistent with the terms hereof.

        Section 12.    Taxes and Claims.    The Grantor will promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest, as well as all other claims of any kind (including claims for labor, material and supplies) against or with respect to the Collateral, except to the extent (a) such taxes, charges or claims are being contested in good faith by appropriate proceedings, (b) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (c) such taxes, charges or claims are adequately reserved against on the Grantor's books in accordance with generally accepted accounting principles.

        Section 13.    Books and Records.    The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and credits granted with respect to all Accounts, Chattel Paper and other items included in the Collateral.

        Section 14.    Inspection, Reports, Verifications.    The Grantor will at all reasonable times permit the Secured Party or its representatives to examine or inspect any Collateral, any evidence of Collateral and the Grantor's books and records concerning the Collateral, wherever located. The Grantor will from time to time when requested by the Secured Party furnish to the Secured Party a report on its Accounts, Chattel Paper, General Intangibles and Instruments, naming the Account Debtors or other obligors thereon, the amount due and the aging thereof. Upon the occurrence and during the continuation of an Event of Default, the Secured Party or its designee is authorized to contact Account Debtors and other Persons obligated on any such Collateral from time to time to verify the existence, amount and/or terms of such Collateral.

        Section 15.    Notice of Loss.    The Grantor will promptly notify the Secured Party of any loss of or material damage to any material item of Collateral or of any substantial adverse change, known to Grantor, in any material item of Collateral or the prospect of payment or performance thereof.

        Section 16.    Insurance.    The Grantor will keep the Inventory and Equipment insured against "all risks" for the full replacement cost thereof subject to a deductible, and with an insurance company or companies, satisfactory to the Secured Party, the policies to protect the Secured Party as its interests may appear, with such policies or certificates with respect thereto to be delivered to the Secured Party at its request. Each such policy or the certificate with respect thereto shall provide that such policy shall not be canceled or allowed to lapse unless at least 30 days prior written notice is given to the Secured Party.

        Section 17.    Lawful Use; Fair Labor Standards Act.    The Grantor will use and keep the Collateral, and will require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance. All Inventory of the Grantor as of the date of this Agreement that was produced by the Grantor or with respect to which the Grantor performed any manufacturing or assembly process was produced by the Grantor (or such manufacturing or assembly process was conducted) in compliance in all material respects with all requirements of the Fair Labor Standards Act, and all Inventory produced, manufactured or assembled by the Grantor after the date of this Agreement will be so produced, manufactured or assembled, as the case may be.

        Section 18.    Action by the Secured Party.    If the Grantor at any time fails to perform or observe any of the foregoing agreements, the Secured Party shall have (and the Grantor hereby grants to the Secured Party) the right, power and authority (but not the duty) to perform or observe such agreement on behalf and in the name, place and stead of the Grantor (or, at the Secured Party's option, in the Secured Party's name) and to take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of Liens, the procurement and maintenance of insurance, the execution of assignments, security agreements and Financing Statements, and the indorsement of instruments); and the Grantor shall thereupon pay to the Secured Party on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Secured Party in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Secured Party, together with interest thereon from the date expended or incurred at the highest lawful rate then applicable to any of the Obligations, and all such monies expended, costs and expenses and interest thereon shall be part of the Obligations secured by the Security Interest.

        Section 19.    Insurance Claims.    As additional security for the payment and performance of the Obligations, the Grantor hereby assigns to the Secured Party for itself and the Banks' benefit any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Grantor with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto. At any time, whether before or after the occurrence of any Event of Default, the Secured Party may (but need not), in the Secured Party's name or in Grantor's name, execute and deliver proofs of claim, receive all such monies, indorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.. Notwithstanding any of the foregoing, so long as no Event of Default exists the Grantor shall be entitled to all insurance proceeds with respect to Equipment or Inventory provided that such proceeds are applied to the cost of replacement Equipment or Inventory.

        Section 20.    The Secured Party's Duties.    The powers conferred on the Secured Party hereunder are solely to protect its and the Banks' interest in the Collateral and shall not impose any duty upon it or any Bank to exercise any such powers. The Secured Party shall be deemed to have exercised reasonable care in the safekeeping of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the safekeeping which the Secured Party accords its own property of like kind. Except for the safekeeping of any Collateral in its possession and the accounting for monies and for other properties actually received by it hereunder, neither Secured Party nor any Bank shall have any duty, as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Bank or the Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral. The Secured Party will take action in the nature of exchanges, conversions, redemptions, tenders and the like requested in writing by the Grantor with respect to the Collateral in the Secured Party's possession if the Secured Party in its reasonable judgment determines that such action will not impair the Security Interest or the value of the Collateral, but a failure of the Secured Party to comply with any such request shall not of itself be deemed a failure to exercise reasonable care with respect to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral.

        Section 21.    Default.    Each of the following occurrences shall constitute an Event of Default under this Agreement: (a) the Grantor shall fail to observe or perform any covenant or agreement applicable to the Grantor set forth in Sections 4, 5, 9, 10, 12, 16 or 17 of this Agreement; (b) the Grantor shall fail to observe or perform any other covenant or agreement of the Grantor contained herein which continues for 20 days after the date the Secured Party gives notices of such failure to the Grantor; (c) any representation or warranty made by the Grantor in this Agreement or any schedule, exhibit, supplement or attachment hereto or in any financial statements, or reports or certificates heretofore or at any time hereafter submitted by or on behalf of the Grantor to the Secured Party shall prove to have been false or materially misleading when made; or (d) any Event of Default shall occur under the Credit Agreement.

        Section 22.    Remedies on Default.    Upon the occurrence of an Event of Default and at any time thereafter:

        (a)   The Secured Party may exercise and enforce any and all rights and remedies available upon default to a secured party under Article 9 of the Uniform Commercial Code as adopted in the State of Minnesota.

        (b)   The Secured Party shall have the right to enter upon and into and take possession of all or such part or parts of the properties of the Grantor, including lands, plants, buildings, Equipment, Inventory and other property as may be necessary or appropriate in the judgment of the Secured Party to permit or enable the Secured Party to manufacture, produce, process, store or sell or complete the manufacture, production, processing, storing or sale of all or any part of the Collateral, as the Secured Party may elect, and to use and operate said properties for said purposes and for such length of time as the Secured Party may deem necessary or appropriate for said purposes without the payment of any compensation to Grantor therefor. The Secured Party may require the Grantor to, and the Grantor hereby agrees that it will, at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party. The Secured Party may give any entitlement orders deemed appropriate by it with respect to the Investment Property and Pledged Collateral.

        (c)   Any disposal of Collateral may be in one or more parcels at public or private sale, at any of the Secured Party's offices or elsewhere, at any exchange, broker's board or at any of the Agent's offices or elsewhere, for cash, on credit, or for future delivery and upon such other terms as the Secured Party may reasonably believe are commercially reasonable. The Secured Party shall not be obligated to dispose of Collateral regardless of notice of sale having been given, and the Secured Party may adjourn any public or private sale from time to time by announcement made at the time and place fixed therefor, and such disposition may, without further notice, be made at the time and place to which it was so adjourned.

        (d)   The Secured Party is hereby granted a license or other right to use, without charge, all of the Grantor's property, including, without limitation, all of the Grantor's labels, trademarks, copyrights, patents and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral, and the Grantor's rights under all licenses and all franchise agreements shall inure to the Secured Party's benefit until the Obligations are paid in full.

        (e)   If notice to the Grantor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given in the manner specified for the giving of notice in Section 28 hereof at least ten calendar days prior to the date of intended disposition or other action, and the Secured Party may exercise or enforce any and all other rights or remedies available by law or agreement against the Collateral, against the Grantor, or against any other Person or property. The Secured Party (i) may dispose of the Collateral in its then present condition or following such preparation and processing as the Secured Party deems commercially reasonable, (ii) shall have no duty to prepare or process the Collateral prior to sale, (iii) may disclaim warranties of title, possession, quiet enjoyment and the like, and (iv) may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and none of the foregoing actions shall be deemed to adversely affect the commercial reasonableness of the disposition of the Collateral.

        Section 23.    Remedies as to Certain Rights to Payment.    Upon the occurrence of an Event of Default and at any time thereafter the Secured Party may notify any Account Debtor or other Person obligated on any Accounts or other Collateral that the same have been assigned or transferred to the Secured Party and that the same should be performed as requested by, or paid directly to, the Secured Party, as the case may be. The Grantor shall join in giving such notice, if the Secured Party so requests.

The Secured Party may, in the Secured Party's name or in the Grantor's name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such Collateral or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligation of any such Account Debtor or other Person. If any payments on any such Collateral are received by the Grantor after an Event of Default has occurred, such payments shall be held in trust by the Grantor as the property of the Secured Party and shall not be commingled with any funds or property of the Grantor and shall be forthwith remitted to the Secured Party for application on the Obligations.

        Section 24.    Application of Proceeds.    All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, or then or at any time thereafter be applied in whole or in part by the Secured Party against, all or any part of the Obligations (including, without limitation, any expenses of the Secured Party payable pursuant to Section 25 hereof).

        Section 25.    Costs and Expenses; Indemnity.    The Grantor will pay or reimburse the Secured Party on demand for all out-of-pocket expenses (including in each case all filing and recording fees and taxes and all reasonable fees and expenses of counsel and of any experts and agents) incurred by the Secured Party in connection with the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement, and all such costs and expenses shall be part of the Obligations secured by the Security Interest. The Grantor shall indemnify and hold each Bank and the Secured Party harmless from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) growing out of or resulting from this Agreement and the Security Interest hereby created (including enforcement of this Agreement) or the Secured Party's actions pursuant hereto, except claims, losses or liabilities resulting from the Secured Party's or such Bank's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Any liability of the Grantor to indemnify and hold each Bank and the Secured Party harmless pursuant to the preceding sentence shall be part of the Obligations secured by the Security Interest. The obligations of the Grantor under this Section shall survive any termination of this Agreement.

        Section 26.    Waiver of Certain Claims.    The Grantor acknowledges that because of present or future circumstances, a question may arise under the Securities Act of 1933, as from time to time amended (the "Securities Act"), with respect to any disposition of the Pledged Collateral and Investment Property permitted hereunder. The Grantor understands that compliance with the Securities Act may very strictly limit the course of conduct of the Secured Party if the Secured Party were to attempt to dispose of all or any portion of the Pledged Collateral and Investment Property and may also limit the extent to which or the manner in which any subsequent transferee of the Pledged Collateral and Investment Property or any portion thereof may dispose of the same. There may be other legal restrictions or limitations affecting the Secured Party in any attempt to dispose of all or any portion of the Pledged Collateral and Investment Property under the applicable Blue Sky or other securities laws or similar laws analogous in purpose or effect. The Secured Party may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Collateral and Investment Property for their own account for investment only and not to engage in a distribution or resale thereof. The Grantor agrees that the Secured Party shall not incur any liability, and any liability of the Grantor for any deficiency shall not be impaired, as a result of the sale of the Pledged Collateral and Investment Property or any portion thereof at any such private sale in a manner that the Secured Party reasonably believes is commercially reasonable (within the meaning of Section 9-627 of the Uniform Commercial Code). The Grantor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Pledged Collateral and Investment Property may have been sold at such sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party shall accept the first offer received and does not offer any portion of the Pledged Collateral and Investment Property to more than one possible purchaser. The Grantor further agrees that the Secured Party has no obligation to delay sale of any Pledged Collateral and Investment Property for the period of time necessary to permit the issuer of such Pledged Collateral and Investment Property to qualify or register such Pledged Collateral and Investment Property for public sale under the Securities Act, applicable Blue Sky laws and other applicable state and federal securities laws, even if said issuer would agree to do so. Without limiting the generality of the foregoing, the provisions of this Section would apply if, for example, the Secured Party were to place all or any portion of the Pledged Collateral and Investment Property for private placement by an investment banking firm, or if such investment banking firm purchased all or any portion of the Pledged Collateral and Investment Property for its own account, or if the Secured Party placed all or any portion of the Pledged Collateral and Investment Property privately with a purchaser or purchasers.

        Section 27.    Waivers; Remedies; Marshalling.    This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party. A waiver so signed shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Secured Party. All rights and remedies of the Secured Party shall be cumulative and may be exercised singly in any order or sequence, or concurrently, at the Secured Party's option, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. The Grantor hereby waives all requirements of law, if any, relating to the marshalling of assets which would be applicable in connection with the enforcement by the Secured Party of its remedies hereunder, absent this waiver.

        Section 28.    Notices.    Any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

        Section 29.    Grantor Acknowledgments.    The Grantor hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, (b) no Bank nor the Secured Party has any fiduciary relationship to the Grantor, the relationship being solely that of debtor and creditor, and (c) no joint venture exists between the Grantor and any Bank or the Secured Party.

        Section 30.    Continuing Security Interest; Assignments under Credit Agreement.    This Agreement shall (a) create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations and the expiration of the obligations, if any, of the Banks to extend credit accommodations to the Borrower, (b) be binding upon the Grantor, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Secured Party and its successors, transferees, and assigns. Without limiting the generality of the foregoing clause (c), the Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Persons to the extent and in the manner provided in the Credit Agreement and may similarly transfer all or any portion of its rights under this Security Agreement to such Persons.

        Section 31.    Termination of Security Interest.    Upon payment in full of the Obligations and the expiration of any obligation of the Banks to extend credit accommodations to the Borrower, the Security Interest granted hereby shall terminate. Upon any such termination, the Secured Party will return to the Grantor such of the Collateral then in the possession of the Secured Party as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination. Any reversion or return of Collateral upon termination of this Agreement and any instruments of transfer or termination shall be at the expense of the Grantor and shall be without warranty by, or recourse on, any Bank or the Secured Party. As used in this Section, "Grantor" includes any assigns of Grantor, any Person holding a subordinate security interest in any of the Collateral or whoever else may be lawfully entitled to any part of the Collateral.

        Section 32.    Governing Law and Construction.    THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE MANDATORILY GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF MINNESOTA. Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto.

        Section 33.    Consent to Jurisdiction.    AT THE OPTION OF THE SECURED PARTY, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY; AND THE GRANTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE GRANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE SECURED PARTY AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

        Section 34.    Waiver of Notice and Hearing.    THE GRANTOR HEREBY WAIVES ALL RIGHTS TO A JUDICIAL HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE SECURED PARTY OF ITS RIGHTS TO POSSESSION OF THE COLLATERAL WITHOUT JUDICIAL PROCESS OR OF ITS RIGHTS TO REPLEVY, ATTACH, OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING. THE GRANTOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS PROVISION AND THIS AGREEMENT.

        Section 35.    Waiver of Jury Trial.    EACH OF THE GRANTOR AND THE SECURED PARTY, BY ITS ACCEPTANCE OF THIS AGREEMENT, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 36.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

        Section 37.    General.    All representations and warranties contained in this Agreement or in any other agreement between the Grantor and the Secured Party shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. The Grantor waives notice of the acceptance of this Agreement by the Secured Party. Captions in this Agreement are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Agreement.

        Section 38.    Effect of Existing Security Agreement.    As to the Grantor, this Agreement amends and replaces the Existing Security Agreement in its entirety, provided that the obligations of the Grantor incurred under the Existing Security Agreement shall continue under this Agreement, and shall not in any circumstances be terminated, extinguished or discharged hereby but shall hereafter be governed by the terms of this Agreement.

[The remainder of this page was intentionally left blank.]

        IN WITNESS WHEREOF, the Grantor has caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

LECG HOLDING COMPANY, LLC
By:

Title:

Organizational No.

Address for Grantor:
2000 Powell Street, Suite 600
Emeryville, CA 94608
Attention: Chief Financial Officer

With a copy of Notices to:

LECG
33 West Monroe Street, Suite 1850
Chicago, IL 60603
Attention: Marvin A. Tenenbaum, General Counsel

Thoma Cressey Equity Partners
600 Montgomery Street, 27th Floor
San Francisco, California 94111
Attention: Jeanne Plessinger

Address for the Secured Party:
800 Nicollet Mall—BC-MN-H03Q
Minneapolis, Minnesota 55402
Attention: Robert Rosati

S-1

SCHEDULE I

PLEDGED STOCK

None

PLEDGED MEMBER INTERESTS

Issuer: LECG, LLC, a California limited liability company

Percentage Ownership: 100%

Type of Interests: Membership Interests

PLEDGED PARTNERSHIP INTERESTS

None

PLEDGED DEBT

None

S-1

(Suggested Exhibit for Financing Statement.
NOT PART OF THE SECURITY AGREEMENT.)

EXHIBIT A
TO FINANCING STATEMENT

Debtor:	LECG HOLDING COMPANY, LLC 2000 Powell Street, Suite 600 Emeryville, CA 94608 Attention: Geoff Colton
Secured Party:	U.S. Bank National Association, as Agent 800 Nicollet Mall—BC-MN-H03Q Minneapolis, Minnesota 55402 Attention: Robert Rosati

This Financing Statement covers the following types (or items) of property:

All of the Debtor's right, title, and interest in and to the following, whether now or hereafter owned, existing, arising or acquired and wherever located:

All Accounts

All Chattel Paper

All Deposit Accounts

All Documents

All Equipment

All Fixtures

All General Intangibles

All Instruments

All Inventory

All Investment Property

All Letter of Credit Rights

All Pledged Collateral

To the extent not otherwise included in the foregoing, all other rights to the payment of money, including rents and other sums payable to the Grantor under leases, rental agreements and other Chattel Paper; all books, correspondence, credit files, records, invoices, bills of lading, and other documents relating to any of the foregoing, including, without limitation, all tapes, cards, disks, computer software, computer runs, and other papers and documents in the possession or control of the Grantor or any computer bureau from time to time acting for the Grantor; all rights in, to and under all policies insuring the life of any officer, director, stockholder or employee of the Grantor, the proceeds of which are payable to the Grantor; all accessions and additions to, parts and appurtenances of, substitutions for and replacements of any of the foregoing; and all proceeds (including insurance proceeds) and products thereof.

DEFINED TERMS

As used in this Financing Statement, the following terms shall have the meanings indicated:

        "Account" shall mean a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated, sponsored, licensed or authorized by a State or governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State. The term includes health-care insurance receivables.

        "Chattel Paper" shall mean a record or records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods.

        "Deposit Account" shall mean any demand, time, savings and passbook, or similar accounts maintained with any bank.

        "Document" shall mean a document of title or a warehouse receipt.

        "Equipment" shall mean all machinery, equipment, furniture, furnishings and fixtures, including all accessions, accessories and attachments thereto, and any guaranties, warranties, indemnities and other agreements of manufacturers, vendors and others with respect to such Equipment.

        "Equity Interests" shall mean all shares, interests, participation or other equivalents, however designated, of or in a corporation, a limited liability company, a general partnership, a limited liability partnership or a limited partnership, whether or not voting, including but not limited to common stock, member interests, warrants, partnership interests, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

        "Fixtures" shall mean goods that have become so related to particular real property that an interest in them arises under real property law.

        "General Intangibles" shall mean any personal property (other than goods, Accounts, Chattel Paper, Deposit Accounts, Documents, Instruments, Investment Property, Letter of Credit Rights and money) including things in action, contract rights, payment intangibles, limited liability company interests, partnership interests, software, corporate and other business records, inventions, designs, patents, patent applications, service marks, trademarks, tradenames, trade secrets, internet domain names, engineering drawings, good will, registrations, copyrights, licenses, franchises, customer lists, tax refund claims, royalties, licensing and product rights, rights to the retrieval from third parties of electronically processed and recorded data and all rights to payment resulting from an order of any court.

        "Initial Pledged Collateral" shall mean the Pledged Equity Interests and the Pledged Debt.

        "Instrument" shall mean a negotiable instrument or any other writing which evidences a right to the payment of a monetary obligation and is not itself a security agreement or lease and is of a type which is transferred in the ordinary course of business by delivery with any necessary endorsement or assignment.

        "Inventory" shall mean goods, other than farm products, which are leased by a person as lessor, are held by a person for sale or lease or to be furnished under a contract of service, are furnished by a person under a contract of service, or consist of raw materials, work in process, or materials used or consumed in a business or incorporated or consumed in the production of any of the foregoing and supplies, in each case wherever the same shall be located, whether in transit, on consignment, in retail outlets, warehouses, terminals or otherwise, and all property the sale, lease or other disposition of which has given rise to an Account and which has been returned to the Grantor or repossessed by the Grantor or stopped in transit.

        "Investment Property" shall mean a security, whether certificated or uncertificated, a security entitlement, a securities account and all financial assets therein, a commodity contract, or a commodity account.

        "Letter of Credit Right" shall mean a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

        "Pledged Collateral" shall mean collectively (a) the Initial Pledged Collateral and the certificates and instruments representing the Initial Pledged Collateral, and all dividends, interest, principal, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Collateral, (b) all additional shares of stock, member interests, partnership interests and debt of any issuer of or obligor upon the Initial Pledged Collateral from time to time acquired by the Debtor in any manner, and the certificates and instruments representing such additional shares, member interest, partnership interests and debt, and all dividends, interest, principal, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, member interests, partnership interests and debt, and (c) any and all collateral security now or hereafter securing all or any items of the Pledged Debt or securing all or any items of any additional debt described in clause (c) above (including after-acquired security), and agreements granting such security, and all rights, remedies, powers and privileges of the Debtor under all of the foregoing.

        "Pledged Debt" shall mean the indebtedness described in Schedule I hereto and issued by the obligors named therein.

        "Pledged Equity Interests" shall mean the Equity Interests, if any, described in Schedule I hereto issued by the corporations, limited liability companies and partnerships named therein, including (a) the Debtor's capital account, if any, relating to the issuers of such Equity Interests, (b) the entire economic and voting interest of the Debtor as a shareholder, member of partner, as applicable in the issuers of such Equity Interest and (c) the Debtor's interest in the organizational documents of the issuers of such Equity Interests.

QuickLinks

  Exhibit 10.30
AMENDED AND RESTATED SECURITY AGREEMENT
RECITALS
SCHEDULE I
(Suggested Exhibit for Financing Statement. NOT PART OF THE SECURITY AGREEMENT. )
  EXHIBIT A TO FINANCING STATEMENT
DEFINED TERMS